UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2005

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-30062 (Commission File No.)	56-2101930 (I.R.S. Employer Identification Number)

4901 Glenwood Ave.
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        Capital Bank Corporation and its wholly-owned subsidiary Capital Bank (collectively, the “Company”) have approved two new supplemental retirement plans effective May 24, 2005. Certain designated executives of the Company will be able to participate in the Capital Bank Defined Benefit Supplemental Executive Retirement Plan (the “Executive Plan”) and certain current directors of Capital Bank Corporation will be able to participate in the Capital Bank Supplemental Retirement Plan for Directors (the “Director Plan”).

        All current executive officers of the Company, including B. Grant Yarber, Richard W. Edwards, and Mark J. Redmond, as well as other members of management designated by the compensation committee of Capital Bank Corporation’s board of directors, will be eligible to participate in the Executive Plan. Under the Executive Plan, participants will receive a supplemental retirement benefit equal to a targeted percentage of the participant’s average annual salary during the last three years of employment less certain amounts the Company contributes towards the participant’s retirement, including Company paid matching contributions to the Company’s 401(k) plan and 50% of the participant’s projected Social Security benefit. Should the Company adopt other qualified ERISA retirement plans, those additional future benefits would also reduce the benefits under the Executive Plan. Benefits under the Executive Plan will vest over an eight-year period with the first 20% vesting after four years of service and 20% vesting annually each year thereafter. The Capital bank Corporation board of directors or an appropriate committee of the board may grant credit for years of service prior to the effective date of the Executive Plan. Under the Executive Plan, retirement benefits will be paid annually for a number of years equal to the executive’s years of service with the Company, up to a maximum of seventeen years. However, in the event of a change in control (as defined in the Executive Plan) or in the event of a participant’s death while employed by the Company, a participant will instead receive a lump sum payment in an amount equal to the present value of the total annual retirement benefits payable under the Executive Plan had the participant retired with seventeen years of service on the date of such event. In the event of a participant’s disability (as defined in the Executive Plan), the participant’s benefits will be paid based on the total years of service earned under the Executive Plan through the date of disability.

        The Director Plan is intended to compensate Capital Bank Corporation directors for the additional time spent on Company activities over the last several years without any corresponding increases in the director fees. The Director Plan provides for a fixed annual retirement benefit to be paid to a director for a number of years equal to the director’s total years of board service, up to a maximum of ten years, with Capital Bank Corporation and any company acquired by Capital Bank Corporation prior to the effective date of the Director Plan that did not have a separate director retirement plan. Assuming all current participants had 10 years of service, the total maximum payment under the Director Plan would be approximately $4.2 million. If all amounts were paid based on years of service as of the date hereof, the total payment to the current participants would be approximately $3.0 million. An independent benefit consultant has reviewed the Director Plan and has concluded that the benefits provided thereunder are reasonable to compensate directors for the additional time spent on Company activities. All current directors, except CEO B. Grant Yarber, are eligible to participate in the Director Plan, however, it is not anticipated at this time that any future directors will be permitted to participate in the Director Plan. Additional retirement benefits accrue after each year of service and are payable for a maximum of 10 years of service. In the event of a change in control (as defined in the Director Plan) prior to a director’s termination of service on the board, in lieu of the annual retirement benefits described above, the director will instead receive a lump sum payment. The lump sum will be equal to the present value of the total annual retirement benefit payments due had the director retired with ten years of service on the change in control date. In the event of a director’s disability (as defined in the Director Plan), the director’s accrued benefit will be paid to the director for the number of years equal to the director’s total years of service accrued under the Director Plan. In the event of a director’s death prior to distribution of all benefits due under the Director Plan, the director’s remaining benefits will be paid to the director’s designated beneficiary.

        The foregoing descriptions of the Executive Plan and the Director Plan do not purport to be complete and are qualified in their entirety by reference to the provisions of the plan agreements attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

        Information set forth above contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements represent the Company’s judgment concerning the future and are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such forward-looking statements can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “anticipate”, “estimate”, “believe”, or “continue”, or the negative thereof or other variations thereof or comparable terminology. The Company cautions that such forward-looking statements are further qualified by important factors that could cause the Company’s actual operating results to differ materially from those in the forward-looking statements, as well as the factors set forth in the Company’s periodic reports and other filings with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.  The following exhibits accompany this Report:

Exhibit 10.1  Capital Bank Defined Benefit Supplemental Executive Retirement Plan

Exhibit 10.2  Capital Bank Supplemental Retirement Plan for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2005

CAPITAL BANK CORPORATION By: /s/ Richard W. Edwards Richard W. Edwards Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 10.1 10.2	Description of Exhibit Capital Bank Defined Benefit Supplemental Executive Retirement Plan Capital Bank Supplemental Retirement Plan for Directors